PLACEMENT AGENT AGREEMENT



                                                              April 30, 1997


Wright Investors' Service Distributors, Inc.
1000 Lafayette Boulevard
Bridgeport, Connecticut  06604

Gentlemen:

         This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, The Wright Blue Chip Master Portfolio Trust (the "Portfolio Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and organized as a New York trust, has agreed, on behalf of the Series of the Portfolio Trust set forth on Schedule I hereto, that Wright Investors' Service Distributors, Inc. ("WISDI") shall be the placement agent (the "Placement Agent") of Interests in each such Series of the Portfolio Trust ("Trust Interests").

         1.       Services as Placement Agent.

         1.1 WISDI will act as Placement Agent of the Trust Interests covered by the Portfolio Trust's registration statement then in effect under the 1940 Act. In acting as Placement Agent under this Placement Agent Agreement, neither WISDI nor its employees nor any agents thereof shall make any offer or sale of Trust Interests in a manner which would require the Trust Interests to be registered under the Securities Act of 1933, as amended (the "1933 Act").

         1.2 All activities by WISDI and its agents and employees as Placement Agent of Trust Interests shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations adopted pursuant to the 1940 Act by the Securities and Exchange Commission (the "Commission").

         1.3 Nothing herein shall be construed to require the Portfolio Trust, on behalf of any one or more of the Series, to accept any offer to purchase any Trust Interests, all of which shall be subject to approval by the Board of Trustees.

         1.4 The Portfolio Trust shall furnish from time to time for use in connection with the sale of Trust Interests such information with respect to the Portfolio Trust, the Series and Trust Interests as WISDI may reasonably request. The Portfolio Trust shall also furnish WISDI upon request with: (a) unaudited semiannual statements of the Portfolio Trust's books and accounts prepared by the Portfolio Trust, and (b) from time to time such additional information regarding the Portfolio Trust's financial or regulatory condition as WISDI may reasonably request.

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         1.5 The  Portfolio  Trust  represents  to WISDI  that all  registration statements filed by the Portfolio Trust with the Commission under the 1940 Act with respect to Trust Interests have been prepared in conformity with the requirements of such statute and the rules and regulations of the Commission thereunder. As used in this Agreement, the term "registration statement" shall mean any registration statement filed with the Commission as modified by any amendments thereto that at any time shall have been filed with the Commission by or on behalf of the Portfolio Trust. The Portfolio Trust represents and warrants to WISDI that any registration statement will contain all statements required to be stated therein in conformity with both such statute and the rules and regulations of the Commission; that all statements of fact contained in any registration statement will be true and correct in all material respects at the time of filing of such registration statement or amendment thereto; and that no registration statement will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Trust Interests. The Portfolio Trust may but shall not be obligated to propose from time to time such amendment to any registration statement as in the light of future developments may, in the opinion of the Portfolio Trust's counsel, be necessary or advisable. If the Portfolio Trust shall not propose such amendment and/or supplement within fifteen days after receipt by the Portfolio Trust of a written request from WISDI to do so, WISDI may, at its option, terminate this Agreement. The Portfolio Trust shall not file any amendment to any registration statement without giving WISDI reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Portfolio Trust's right to file at any time such amendment to any registration statement as the Portfolio Trust may deem advisable, such right being in all respects absolute and unconditional.

         1.6 The Portfolio Trust agrees to indemnify, defend and hold WISDI, its several officers and directors, and any person who controls WISDI within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities and Exchange Act of 1934 (the "1934 Act") (for purposes of this paragraph 1.6, collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading; provided, however, that the Portfolio Trust's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Portfolio Trust by WISDI in its capacity as Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Portfolio Trust's agreement to indemnify WISDI and the Portfolio Trust's representations and warranties hereinbefore set forth in this paragraph 1.6 shall not be deemed to cover any liability to the Portfolio Trust or its investors to which a Covered Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Portfolio Trust should be notified of any action brought against a Covered Person, such notification to be given by a writing addressed to the Portfolio Trust, 24 Federal Street, Boston, Massachusetts 02110, with a copy to the Adviser of the Portfolio Trust, Wright Investors' Service, Inc., at 1000 Lafayette Boulevard, Bridgeport, Connecticut 06640, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify the Portfolio Trust of any such action shall not relieve the Portfolio Trust from any liability except to the extent the Portfolio Trust shall have been prejudiced by such failure, or from any liability that the Portfolio Trust may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Portfolio Trust's indemnity agreement contained in this paragraph. The Portfolio Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by the Portfolio Trust and approved by WISDI, which approval shall not be unreasonably withheld. In the event the Portfolio Trust elects to assume the defense of any such suit and retain counsel of good standing approved by WISDI, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Portfolio Trust does not elect to assume the defense of any such suit or in case WISDI reasonably does not approve of counsel chosen by the Portfolio Trust, the Portfolio Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by WISDI or it. The Portfolio Trust's indemnification agreement contained in this paragraph and the Portfolio Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Trust Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Portfolio Trust agrees to notify WISDI promptly of the commencement of any litigation or proceedings against the Portfolio Trust or any of its officers or Trustees in connection with the issue and sale of any Trust Interests.

         1.7 WISDI agrees to indemnify, defend and hold the Portfolio Trust, its several officers and trustees, and any person who controls the Portfolio Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this paragraph 1.7, collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act or common law or otherwise, but only to the extent that such liability or expense incurred by a

Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by WISDI in its capacity as Placement Agent to the Portfolio Trust for use in the answers to any of the items of any registration statement or in any statements in any other Offering Material or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by WISDI to the Portfolio Trust required to be stated in such answers or necessary to make such information not misleading. WISDI shall be notified of any action brought against a Covered Person, such notification to be given by a writing addressed to WISDI at 1000 Lafayette Boulevard, Bridgeport, Connecticut 06604, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. WISDI shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Portfolio Trust if such action is based solely on such alleged misstatement or omission on WISDI's part, and in any other event each Covered Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify WISDI of any such action shall not relieve WISDI from any liability except to the extent the Portfolio Trust shall have been prejudiced by such failure, or from any liability that WISDI may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of WISDI's indemnity agreement contained in this paragraph.

         1.8 No Trust Interests shall be offered by either WISDI or the Portfolio Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Trust Interests hereunder shall be accepted by the Portfolio Trust if and so long as the effectiveness of the registration statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or the 1940 Act; provided, however, that nothing contained in this paragraph shall in any way restrict or have an application to or bearing on the Portfolio Trust's obligation to redeem Trust Interests from any investor in accordance with the provisions of the Portfolio Trust's registration statement or Declaration of Trust, as amended from time to time.

         1.9 The Portfolio Trust agrees to advise WISDI as soon as reasonably practical by a notice in writing delivered to WISDI or its counsel:

         (a) of any request by the Commission for amendments to the registration statement then in effect or for additional information;

         (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement then in effect or the initiation by service of process on the Portfolio Trust of any proceeding for that purpose;

         (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement then in effect or that requires the making of a change in such registration statement in order to make the statements therein not misleading; and

         (d) of all action of the Commission with respect to any amendment to any registration statement that may from time to time be filed with the Commission.

         For purposes of this paragraph 1.9, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

         1.10 WISDI agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Portfolio Trust all records and other information not otherwise publicly available relative to the Portfolio Trust and its prior, present or potential investors and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Portfolio Trust, which approval shall not be unreasonably withheld and may not be withheld where WISDI may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Portfolio Trust.

         2.       Duration and Termination of this Agreement.

         This Agreement shall become effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect through and including February 28, 1998 and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after February 28, 1998 is specifically approved at least annually (i) by the Board of Trustees of the Portfolio Trust or by vote of a majority of the outstanding voting securities of the Portfolio Trust and (ii) by the vote of a majority of those Trustees of the Portfolio Trust who are not interested persons of WISDI or the Portfolio Trust cast in person at a meeting called for the purpose of voting on such approval.

         Either party hereto may, at any time on sixty (60) days' prior written notice to the other, terminate this agreement without the payment of any penalty, by action of Trustees of the Portfolio Trust or the Directors of WISDI, as the case may be, and the Portfolio Trust may, at any time upon such written notice to WISDI, terminate this Agreement by vote of a majority of the outstanding voting securities of the Portfolio Trust. This Agreement shall terminate automatically in the event of its assignment.

         3.       Representations and Warranties.

         WISDI and the Portfolio Trust each hereby represents and warrants to the other that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

         4.       Limitation of Liability.

         WISDI expressly acknowledges the provision in the Declaration of Trust of the Portfolio Trust (Sections 5.2 and 5.6) limiting the personal liability of the Trustees and officers of the Portfolio Trust, and WISDI hereby agrees that it shall have recourse to the Portfolio Trust for payment of claims or obligations as between the Portfolio Trust and WISDI arising out of this Agreement and shall not seek satisfaction from any Trustee or officer of the Portfolio Trust. WISDI also expressly acknowledges that each Series is liable only for its own obligations to WISDI under this Agreement and each Series shall not be jointly or severally liable for the obligations of any other Series hereunder.

         5.       Certain Definitions.

         The terms "assignment" and "interested persons" when used herein shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Commission by any rule, regulation or order. The term "vote of a majority of the outstanding voting securities" shall mean the vote, at a meeting of Holders of one or more Series as the context may require, of the lesser of (a) 67 per centum or more of the Interests in one or more Series as the context may require present or represented by proxy at the meeting if the Holders of more than 50 per centum of the outstanding Interests in such one or more Series are present or represented by proxy at the meeting, or (b) more than 50 per centum of the outstanding Interests in such one or more Series. The terms "Holders," "Interests" and "Series" when used herein shall have the respective meanings specified in the Declaration of Trust of the Portfolio Trust.

         6.       Concerning Applicable Provisions of Law, etc.

         This Agreement shall be subject to all applicable provisions of law, including the applicable provisions of the 1940 Act, and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

         The laws of The Commonwealth of Massachusetts shall, except to the extent that any applicable provisions of federal law shall be controlling, govern the construction, validity and effect of this Agreement, without reference to principles of conflicts of law.

         If the contract set forth herein is acceptable to you, please so indicate by executing the enclosed copy of this Agreement and returning the same to the undersigned, whereupon this Agreement shall constitute a binding contract between the parties hereto effective at the closing of business on the date hereof.

                                            Yours very truly,

                                            THE WRIGHT BLUE CHIP MASTER
                                              PORTFOLIO TRUST



                                            By: /s/ Peter M. Donovan
                                                ---------------------
                                                     President


Accepted:

WRIGHT INVESTORS' SERVICE
  DISTRIBUTORS, INC.



By: /s/ A. M. Moody III
------------------------
         President

                                   SCHEDULE I


                      Selected Blue Chip Equities Portfolio
                       Junior Blue Chip Equities Portfolio
                   International Blue Chip Equities Portfolio
                             U.S. Treasury Portfolio
                        U.S. Treasury Near Term Portfolio
                            Current Income Portfolio
                         (each of the above, a "Series")










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